Cliff Gallant (Investor Contact):	(415) 262-6843;	investorrelations@axiscapital.com
Nichola Liboro (Media Contact):	(917) 705-4579;	nichola.liboro@axiscapital.com

AXIS CAPITAL REPORTS FOURTH QUARTER 2023 RESULTS

For the fourth quarter of 2023, the Company reports:
•Net loss attributable to common shareholders of $(150) million, or $(1.76) per diluted common share, and operating loss of $(107) million, or $(1.25) per diluted common share
•As previously announced, net adverse prior year reserve development of $425 million, pre-tax, or 33.6 points, and underlying operating income of $254 million, or $2.94 per diluted common share
•Improvement of 3.7 points in the current accident year combined ratio to 91.0%

For the year ended 2023, the Company reports:
•Net income available to common shareholders of $346 million, or $4.02 per diluted common share, and operating income of $486 million, or $5.65 per diluted common share
•As previously announced, net adverse prior year reserve development of $412 million, pre-tax, or 8.1 points, and underlying operating income of $847 million, or $9.85 per diluted common share
•Improvement of 4.5 points in the current accident year combined ratio to 91.8%
•Return on average common equity ("ROACE") of 7.9% and operating ROACE of 11.0%
•Book value per diluted common share of $54.06, an increase of $7.11, or 15.1%, compared to December 31, 2022

Pembroke, Bermuda, January 31, 2024 - AXIS Capital Holdings Limited ("AXIS Capital" or "AXIS" or "the Company") (NYSE: AXS) today announced financial results for the fourth quarter ended December 31, 2023.
Commenting on the fourth quarter 2023 financial results, Vince Tizzio, President and CEO of AXIS Capital, said:

"This was a transformative year for AXIS, one where we further elevated all aspects of how we operate and go to market, and we believe the Company is on a clear path to becoming a specialty underwriting leader. We’re capitalizing on favorable conditions in our chosen specialty markets while exhibiting underwriting discipline and strong cycle management. This was evidenced by our operating income of $486 million and a 4.5 point year-over-year improvement in the current accident year combined ratio to 91.8%.

"We’re energized by the continued profitable growth within our core specialty insurance business, highlighted by year-over-year increases in premium generation of 10% including new business premiums of 18%, and an excellent current accident year combined ratio of 87.4%. In parallel, we further solidified our repositioning of AXIS Re as a focused specialist reinsurer with increased profitability and reduced volatility.

"In 2023, through our 'How We Work' program, we made significant improvements to our operational infrastructure, while investing in talent, and becoming a more efficient and consistent company. We look ahead to 2024 with excitement. We have a robust global platform, strong and deep relationships with our customers, a great team and culture – and we’re relentlessly committed to taking this Company to the next level."

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Consolidated Highlights*
•Net income available to common shareholders for the year ended December 31, 2023 was $346 million, or $4.02 per diluted common share, compared to net income available to common shareholders of $193 million, or $2.25 per diluted common share, for the same period in 2022.
•Operating income(1) for the year ended December 31, 2023 was $486 million, or $5.65 per diluted common share, compared to operating income of $498 million, or $5.81 per diluted common share, for the same period in 2022.
•Underlying operating income(2) for the year ended December 31, 2023 was $847 million, or $9.85 per diluted common share.
•Book value per diluted common share was $54.06 at December 31, 2023, an increase of $2.89, or 5.6%, compared to September 30, 2023, driven by net unrealized investment gains reported in accumulated other comprehensive income (loss), partially offset by net loss for the period, and common share dividends declared.
•Book value per diluted common share increased by $7.11, or 15.1%, over the past twelve months, driven by net income, and net unrealized investment gains reported in accumulated other comprehensive income (loss), partially offset by common share dividends declared.
•Adjusted for dividends declared, book value per diluted common share increased by $8.87, or 18.9%, over the past twelve months.
•Book yield of fixed maturities was 4.2% at December 31, 2023, compared to 3.5% at December 31, 2022. The market yield was 5.4% at December 31, 2023.
•Net investment income for the fourth quarter of 2023 was $187 million, compared to $147 million, for the fourth quarter of 2022, attributable to an increase in income from our fixed maturities portfolio due to increased yields.

* Amounts may not reconcile due to rounding differences.
1 Operating income (loss) and operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and earnings (loss) per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release.
2 Underlying operating income (loss) and underlying operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and earnings (loss) per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Fourth Quarter Consolidated Underwriting Highlights3
•Gross premiums written increased by $26 million, or 1%, to $1.8 billion with an increase of $113 million, or 8% in the insurance segment, partially offset by a decrease of $87 million, or 30% in the reinsurance segment.
•Net premiums written decreased by $24 million, or 2%, ($30 million, or 3%, on a constant currency basis(4)), to $1.1 billion with an increase of $83 million, or 9% in the insurance segment, offset by a decrease of $107 million, or 51% in the reinsurance segment.

	Quarters ended December 31,
KEY RATIOS	2023	2022	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses(5)	55.4%	55.5%	(0.1	pts)
Catastrophe and weather-related losses ratio	2.1%	4.7%	(2.6	pts)
Current accident year loss ratio	57.5%	60.2%	(2.7	pts)
Prior year reserve development ratio	33.6%	(0.6%)	34.2	pts
Net losses and loss expenses ratio	91.1%	59.6%	31.5	pts
Acquisition cost ratio	20.1%	20.6%	(0.5	pts)
General and administrative expense ratio	13.4%	13.9%	(0.5	pts)
Combined ratio	124.6%	94.1%	30.5	pts

Current accident year combined ratio	91.0%	94.7%	(3.7	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	88.9%	90.0%	(1.1	pts)

•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $26 million ($21 million, after-tax), (Insurance: $23 million; Reinsurance: $3 million), or 2.1 points.
•Net (adverse) favorable prior year reserve development was $(425) million (Insurance: $(182) million; Reinsurance: $(243) million).

3 All comparisons are with the same period of the prior year, unless otherwise stated.
4 Amounts presented on a constant currency basis are non-GAAP financial measures as defined in SEC Regulation G. The constant currency basis is calculated by applying the average foreign exchange rate from the current year to prior year amounts. The reconciliations to the most comparable GAAP financial measures is provided above and a discussion of the rationale for the presentation of these items is provided later in this press release.
5 The current accident year loss ratio, excluding catastrophe and weather-related losses is calculated by dividing the current accident year losses less pre-tax catastrophe and weather-related losses, net of reinsurance, by net premiums earned less reinstatement premiums.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Full Year Consolidated Underwriting Highlights

•Gross premiums written increased by $142 million, or 2%, to $8.4 billion with an increase of $555 million, or 10% in the insurance segment, partially offset by a decrease of $413 million, or 16% in the reinsurance segment.
•Net premiums written decreased by $161 million, or 3% ($101 million, or 2%, on a constant currency basis), to $5.1 billion with an increase of $381 million, or 11% in the insurance segment, offset by a decrease of $542 million, or 29% in the reinsurance segment.

	Years ended December 31,
KEY RATIOS	2023	2022	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses	55.9%	55.5%	0.4	pts
Catastrophe and weather-related losses ratio	2.7%	7.8%	(5.1	pts)
Current accident year loss ratio	58.6%	63.3%	(4.7	pts)
Prior year reserve development ratio	8.1%	(0.5%)	8.6	pts
Net losses and loss expenses ratio	66.7%	62.8%	3.9	pts
Acquisition cost ratio	19.7%	19.8%	(0.1	pts)
General and administrative expense ratio	13.5%	13.2%	0.3	pts
Combined ratio	99.9%	95.8%	4.1	pts

Current accident year combined ratio	91.8%	96.3%	(4.5	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	89.1%	88.5%	0.6	pts

•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $138 million ($116 million, after-tax), (Insurance: $111 million; Reinsurance: $27 million), or 2.7 points.
•Net (adverse) favorable prior year reserve development was $(412) million (Insurance: $(176) million; Reinsurance: $(236) million).

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Segment Highlights

Insurance Segment

	Quarters ended December 31,
($ in thousands)	2023	2022	Change
Gross premiums written	$1,583,378	$1,470,805	7.7%
Net premiums written	969,871	886,786	9.4%
Net premiums earned	916,779	830,514	10.4%
Underwriting income (loss)	(61,675)	123,370	nm

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	52.0%	49.3%	2.7	pts
Catastrophe and weather-related losses ratio	2.5%	4.1%	(1.6	pts)
Current accident year loss ratio	54.5%	53.4%	1.1	pts
Prior year reserve development ratio	19.8%	(0.5%)	20.3	pts
Net losses and loss expenses ratio	74.3%	52.9%	21.4	pts
Acquisition cost ratio	19.1%	18.6%	0.5	pts
Underwriting-related general and administrative expense ratio	13.3%	13.7%	(0.4	pts)
Combined ratio	106.7%	85.2%	21.5	pts

Current accident year combined ratio	86.9%	85.7%	1.2	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses	84.4%	81.6%	2.8	pts
nm - not meaningful is defined as a variance greater than +/- 100%

•Gross premiums written increased by $113 million, or 8% ($102 million, or 7%, on a constant currency basis), attributable to increases in all lines of business with the exception of professional lines which decreased in the quarter, principally due to the unattractive pricing environment for U.S. public D&O business.
•Net premiums written increased by $83 million, or 9% ($74 million, or 8%, on a constant currency basis), reflecting the increase in gross premiums written in the quarter, together with a decrease in premiums ceded in professional lines.
•The current accident year loss ratio, excluding catastrophe and weather-related losses is consistent with recent quarters whereas the ratio in the prior year quarter was particularly favorable.
•The acquisition cost ratio increased by 0.5 points, primarily related to an increase in profit commissions.
•The underwriting-related general and administrative expense ratio decreased by 0.4 points, mainly driven by an increase in net premiums earned, partially offset by an increase in personnel costs.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

	Years ended December 31,
($ in thousands)	2023	2022	Change
Gross premiums written	$6,140,764	$5,585,581	9.9%
Net premiums written	3,758,720	3,377,906	11.3%
Net premiums earned	3,461,700	3,134,155	10.5%
Underwriting income	260,944	327,318	(20.3%)

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	51.8%	51.0%	0.8	pts
Catastrophe and weather-related losses ratio	3.2%	6.5%	(3.3	pts)
Current accident year loss ratio	55.0%	57.5%	(2.5	pts)
Prior year reserve development ratio	5.1%	(0.5%)	5.6	pts
Net losses and loss expenses ratio	60.1%	57.0%	3.1	pts
Acquisition cost ratio	18.7%	18.4%	0.3	pts
Underwriting-related general and administrative expense ratio	13.7%	14.2%	(0.5	pts)
Combined ratio	92.5%	89.6%	2.9	pts

Current accident year combined ratio	87.4%	90.1%	(2.7	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	84.2%	83.6%	0.6	pts

•Gross premiums written increased by $555 million, or 10%, attributable to increases in all lines of business with the exception of professional lines which decreased in the year principally due to the unattractive pricing environment for U.S. public D&O business, together with the reduction in activity in transactional liability business.
•Net premiums written increased by $381 million, or 11% ($392 million, or 12%, on a constant currency basis), reflecting the increase in gross premiums written, together with a decrease in premiums ceded in professional lines.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Reinsurance Segment

	Quarters ended December 31,
($ in thousands)	2023	2022	Change
Gross premiums written	$200,915	$287,891	(30.2%)
Net premiums written	102,384	209,768	(51.2%)
Net premiums earned	348,494	509,648	(31.6%)
Underwriting income (loss)	(212,398)	8,861	nm

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	64.5%	65.5%	(1.0	pts)
Catastrophe and weather-related losses ratio	0.8%	5.7%	(4.9	pts)
Current accident year loss ratio	65.3%	71.2%	(5.9	pts)
Prior year reserve development ratio	69.8%	(0.8%)	70.6	pts
Net losses and loss expenses ratio	135.1%	70.4%	64.7	pts
Acquisition cost ratio	22.6%	23.7%	(1.1	pts)
Underwriting-related general and administrative expense ratio	5.1%	4.7%	0.4	pts
Combined ratio	162.8%	98.8%	64.0	pts

Current accident year combined ratio	93.0%	99.6%	(6.6	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	92.2%	93.9%	(1.7	pts)
nm - not meaningful is defined as a variance greater than +/- 100%

•Gross premiums written decreased by $87 million, or 30% ($83 million, or 29%, on a constant currency basis), primarily attributable to a lower level of positive premium adjustments in the quarter compared to the prior year and the timing of renewals of significant contracts.
•Net premiums written decreased by $107 million, or 51% ($104 million, or 49%, on a constant currency basis), reflecting the decrease in gross premiums written in the quarter, together with an increase in premiums ceded associated with a new quota share retrocession agreement.
•The current accident year loss ratio, excluding catastrophe and weather-related losses, decreased by 1.0 point, principally due to favorable pricing over loss trends experienced in most lines of business. In addition, the prior year quarter included the impact of a year-to-date update to loss ratios to reflect the inflationary environment.
•The acquisition cost ratio decreased by 1.1 points, primarily related to an increase in ceding commissions from retrocessional agreements due to changes in business mix largely associated with increases in credit and surety, accident and health, liability, and motor lines written in recent periods.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

	Years ended December 31,
($ in thousands)	2023	2022	Change
Gross premiums written	$2,215,761	$2,629,014	(15.7%)
Net premiums written	1,343,605	1,885,150	(28.7%)
Net premiums earned	1,622,081	2,026,171	(19.9%)
Underwriting income (loss)	(100,182)	31,365	nm

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	64.8%	62.6%	2.2	pts
Catastrophe and weather-related losses ratio	1.6%	9.7%	(8.1	pts)
Current accident year loss ratio	66.4%	72.3%	(5.9	pts)
Prior year reserve development ratio	14.6%	(0.4%)	15.0	pts
Net losses and loss expenses ratio	81.0%	71.9%	9.1	pts
Acquisition cost ratio	21.7%	21.9%	(0.2	pts)
Underwriting-related general and administrative expense ratio	4.9%	5.3%	(0.4	pts)
Combined ratio	107.6%	99.1%	8.5	pts

Current accident year combined ratio	93.0%	99.5%	(6.5	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	91.4%	89.8%	1.6	pts
nm - not meaningful is defined as a variance greater than +/- 100%

•Gross premiums written decreased by $413 million, or 16% ($365 million, or 14%, on a constant currency basis) including a decrease of $280 million attributable to run-off lines. In addition, a decrease of $19 million was associated with the exit from aviation business. In ongoing specialty lines, decreases in liability, motor, and professional lines were due to non-renewals.
•Net premiums written decreased by $542 million, or 29% ($493 million, or 26%, on a constant currency basis), reflecting the decrease in gross premiums written, together with an increase in premiums ceded associated with a new quota share retrocession agreement.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Investments

	Quarters ended December 31,		Years ended December 31,
($ in thousands)	2023	2022	2023	2022

Net investment income	$186,937	$147,085	$611,742	$418,829
Net investments gains (losses)	23,041	(42,558)	(74,630)	(456,789)
Change in net unrealized gains (losses) on fixed maturities(6)	466,386	233,273	448,477	(909,150)
Interest in income (loss) of equity method investments	1,328	(3,045)	4,163	1,995
Total	$677,692	$334,755	$989,752	$(945,115)

Average cash and investments(7)	$16,395,033	$15,782,384	$16,155,418	$15,963,535

Total return on average cash and investments, pre-tax:
Including investment related foreign exchange movements	4.1%	2.1%	6.1%	(5.9%)
Excluding investment related foreign exchange movements(8)	3.8%	1.6%	5.8%	(5.2%)

•Net investment income increased by $40 million, or 27%, in the quarter, compared to the fourth quarter of 2022, attributable to an increase in income from our fixed maturities portfolio due to increased yields.
•Net investment gains recognized in net income for the quarter included net unrealized gains of $50 million ($37 million excluding foreign exchange movements), attributable to an increase in the market value of our equity securities portfolio.
•Net unrealized gains, pre-tax of $466 million ($422 million excluding foreign exchange movements) were recognized in other comprehensive income (loss) in the quarter due to an increase in the market value of our fixed maturities portfolio attributable to a decline in yields, compared to net unrealized gains, pre-tax of $233 million ($182 million excluding foreign exchange movements) recognized during the fourth quarter of 2022.
•Book yield of fixed maturities was 4.2% at December 31, 2023, compared to 3.5% at December 31, 2022. The market yield was 5.4% at December 31, 2023.

6 Change in net unrealized gains (losses) on fixed maturities is calculated by taking net unrealized gains (losses) at period end less net unrealized gains (losses) at the prior period end.
7 The average cash and investments balance is calculated by taking the average of the monthly fair value balances.
8 Pre-tax total return on cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax total return on cash and investments, the most comparable GAAP financial measure, also included foreign exchange (losses) gains of $60 million and $78 million for the quarters ended December 31, 2023 and 2022, respectively, and foreign exchange (losses) gains of $51 million and $(110) million for the years ended December 31, 2023 and 2022, respectively.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Capitalization / Shareholders’ Equity

	December 31,	December 31,
($ in thousands)	2023	2022	Change
Total capital(9)	$6,576,910	$5,952,224	$624,686
•Total capital of $6.6 billion included $1.3 billion of debt and $550 million of preferred equity, compared to $6.0 billion at December 31, 2022, with the increase driven by net income, and net unrealized investment gains reported in accumulated other comprehensive income (loss), partially offset by common share dividends declared.
•On December 7, 2023, the Company's Board of Directors authorized the renewal of the share repurchase program for up to $100 million of the Company's common shares, effective January 1, 2024, through December 31, 2024.
Book Value per diluted common share

	December 31,	September 30,	December 31,
	2023	2023	2022
Book value per diluted common share(10)	$54.06	$51.17	$46.95

•Dividends declared were $0.44 per common share in the current quarter and $1.76 per common share over the past twelve months.

	Three months ended,		Twelve months ended,
	December 31, 2023		December 31, 2023
	Change	% Change	Change	% Change
Book value per diluted common share	$2.89	5.6%	$7.11	15.1%
Book value per diluted common share - adjusted for dividends declared	$3.33	6.5%	$8.87	18.9%
•Book value per diluted common share increased by $2.89 in the quarter, driven by net unrealized investment gains reported in accumulated other comprehensive income (loss), partially offset by the net loss for the period, and common share dividends declared.
•Book value per diluted common share increased by $7.11 over the past twelve months, driven by net income, and net unrealized investment gains reported in accumulated other comprehensive income (loss), partially offset by common share dividends declared.
•Adjusted for net unrealized investment losses, after-tax, reported in accumulated other comprehensive income (loss), book value per diluted common share was $58.05.
•Adjusted for dividends declared, the book value per diluted common share increased by $3.33 for the quarter, and increased by $8.87 over the past twelve months.

9 Total capital represents the sum of total shareholders' equity and debt.
10 Calculated using the treasury stock method.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Conference Call

We will host a conference call on Thursday, February 1, 2024 at 9:30 a.m. (EST) to discuss the fourth quarter and year-end financial results and related matters. The teleconference can be accessed by dialing 1-877-883-0383 (U.S. callers), or 1-412-902-6506 (international callers), and entering the passcode 4812106 approximately ten minutes in advance of the call. A live, listen-only webcast of the call will also be available via the Investor Information section of our website at www.axiscapital.com. A replay of the teleconference will be available for two weeks by dialing 1-877-344-7529 (U.S. callers), or 1-412-317-0088 (international callers), and entering the passcode 6289247. The webcast will be archived in the Investor Information section of our website.

In addition, an investor financial supplement for the quarter ended December 31, 2023 is available in the Investor Information section of our website.

About AXIS Capital
AXIS Capital, through its operating subsidiaries, is a global specialty underwriter and provider of insurance and reinsurance solutions. The Company has shareholders’ equity of $5.3 billion at December 31, 2023, and locations in Bermuda, the United States, Europe, Singapore and Canada. Its operating subsidiaries have been assigned a financial strength rating of "A+" ("Strong") by Standard & Poor’s and "A" ("Excellent") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

Website and Social Media Disclosure
We use our website (www.axiscapital.com) and our corporate LinkedIn (AXIS Capital) and X Corp. (@AXIS_Capital) accounts as channels of distribution of Company information.  The information we post through these channels may be deemed material.  Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, e-mail alerts and other information about AXIS Capital may be received by those enrolled in our "E-mail Alerts" program which can be found in the Investor Information section of our website (www.axiscapital.com). The contents of our website and social media channels are not part of this press release.

Follow AXIS Capital on LinkedIn and X Corp.

LinkedIn: http://bit.ly/2kRYbZ5

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2023 (UNAUDITED) AND DECEMBER 31, 2022

	2023	2022

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$12,234,742	$11,326,894
Fixed maturities, held to maturity, at amortized cost	686,296	698,351
Equity securities, at fair value	588,511	485,253
Mortgage loans, held for investment, at fair value	610,148	627,437
Other investments, at fair value	949,413	996,751
Equity method investments	174,634	148,288
Short-term investments, at fair value	17,216	70,310
Total investments	15,260,960	14,353,284
Cash and cash equivalents	953,476	751,415
Restricted cash and cash equivalents	430,509	423,238
Accrued interest receivable	106,055	94,418
Insurance and reinsurance premium balances receivable	3,067,554	2,733,464
Reinsurance recoverable on unpaid losses and loss expenses	6,323,083	5,831,172
Reinsurance recoverable on paid losses and loss expenses	575,847	539,676
Deferred acquisition costs	450,950	473,569
Prepaid reinsurance premiums	1,916,087	1,550,370
Receivable for investments sold	8,767	16,052
Goodwill	100,801	100,801
Intangible assets	186,883	197,800
Operating lease right-of-use assets	108,093	92,214
Loan advances made	305,222	87,160
Other assets	456,385	438,338
Total assets	$30,250,672	$27,682,971

Liabilities
Reserve for losses and loss expenses	$16,434,018	$15,168,863
Unearned premiums	4,747,602	4,361,447
Insurance and reinsurance balances payable	1,792,719	1,609,924
Debt	1,313,714	1,312,314
Federal Home Loan Bank advances	85,790	81,388
Payable for investments purchased	26,093	19,693
Operating lease liabilities	123,101	102,577
Other liabilities	464,439	386,855
Total liabilities	24,987,476	23,043,061

Shareholders' equity
Preferred shares	550,000	550,000
Common shares	2,206	2,206
Additional paid-in capital	2,383,030	2,366,253
Accumulated other comprehensive income (loss)	(365,836)	(760,300)
Retained earnings	6,440,528	6,247,022
Treasury shares, at cost	(3,746,732)	(3,765,271)
Total shareholders' equity	5,263,196	4,639,910

Total liabilities and shareholders' equity	$30,250,672	$27,682,971

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE QUARTERS AND YEARS ENDED DECEMBER 31, 2023 AND 2022

	Quarters ended		Years ended
	2023 (Unaudited)	2022 (Unaudited)	2023 (Unaudited)	2022

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,265,273	$1,340,162	$5,083,781	$5,160,326
Net investment income	186,937	147,085	611,742	418,829
Net investment gains (losses)	23,041	(42,558)	(74,630)	(456,789)
Other insurance related income	6,050	3,076	22,495	13,073
Total revenues	1,481,301	1,447,765	5,643,388	5,135,439

Expenses
Net losses and loss expenses	1,152,262	798,214	3,393,102	3,242,410
Acquisition costs	253,918	275,573	1,000,945	1,022,017
General and administrative expenses	169,849	187,472	684,446	680,343
Foreign exchange losses (gains)	69,871	78,989	58,115	(157,945)
Interest expense and financing costs	18,344	16,426	68,421	63,146
Reorganization expenses	—	9,485	28,997	31,426
Amortization of intangible assets	2,729	2,729	10,917	10,917
Total expenses	1,666,973	1,368,888	5,244,943	4,892,314

Income (loss) before income taxes and interest in income (loss) of equity method investments	(185,672)	78,877	398,445	243,125
Income tax (expense) benefit	41,762	(27,341)	(26,316)	(22,037)
Interest in income (loss) of equity method investments	1,328	(3,045)	4,163	1,995
Net income (loss)	(142,582)	48,491	376,292	223,083
Preferred share dividends	7,563	7,563	30,250	30,250
Net income (loss) available (attributable) to common shareholders	$(150,145)	$40,928	$346,042	$192,833

Per share data
Earnings (loss) per common share:
Earnings (loss) per common share	$(1.76)	$0.48	$4.06	$2.27
Earnings (loss) per diluted common share	$(1.76)	$0.48	$4.02	$2.25
Weighted average common shares outstanding	85,268	84,667	85,142	84,864
Weighted average diluted common shares outstanding	85,268	85,655	86,012	85,669
Cash dividends declared per common share	$0.44	$0.44	$1.76	$1.73

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE QUARTERS ENDED DECEMBER 31, 2023 AND 2022

	2023			2022
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$1,583,378	$200,915	$1,784,293	$1,470,805	$287,891	$1,758,696
Net premiums written	969,871	102,384	1,072,255	886,786	209,768	1,096,554
Net premiums earned	916,779	348,494	1,265,273	830,514	509,648	1,340,162
Other insurance related income (loss)	(289)	6,339	6,050	89	2,987	3,076
Net losses and loss expenses	(681,515)	(470,747)	(1,152,262)	(439,268)	(358,946)	(798,214)
Acquisition costs	(175,050)	(78,868)	(253,918)	(154,859)	(120,714)	(275,573)
Underwriting-related general and
administrative expenses(11)	(121,600)	(17,616)	(139,216)	(113,106)	(24,114)	(137,220)
Underwriting income (loss)(12)	$(61,675)	$(212,398)	(274,073)	$123,370	$8,861	132,231

Net investment income			186,937			147,085
Net investment gains (losses)			23,041			(42,558)
Corporate expenses(11)			(30,633)			(50,252)
Foreign exchange (losses) gains			(69,871)			(78,989)
Interest expense and financing costs			(18,344)			(16,426)
Reorganization expenses			—			(9,485)
Amortization of intangible assets			(2,729)			(2,729)
Income (loss) before income taxes and interest in income (loss) of equity method investments			(185,672)			78,877
Income tax (expense) benefit			41,762			(27,341)
Interest in income (loss) of equity method investments			1,328			(3,045)
Net income (loss)			(142,582)			48,491
Preferred share dividends			7,563			7,563
Net income (loss) available (attributable to common shareholders			$(150,145)			$40,928

Net losses and loss expenses ratio	74.3%	135.1%	91.1%	52.9%	70.4%	59.6%
Acquisition cost ratio	19.1%	22.6%	20.1%	18.6%	23.7%	20.6%
General and administrative expense ratio	13.3%	5.1%	13.4%	13.7%	4.7%	13.9%
Combined ratio	106.7%	162.8%	124.6%	85.2%	98.8%	94.1%
11 Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $31 million and $50 million for the quarters ended December 31, 2023 and 2022, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
12 Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented in the table above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA
FOR THE YEARS ENDED DECEMBER 31, 2023 (UNAUDITED) AND 2022

	2023			2022
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$6,140,764	$2,215,761	$8,356,525	$5,585,581	$2,629,014	$8,214,595
Net premiums written	3,758,720	1,343,605	5,102,325	3,377,906	1,885,150	5,263,056
Net premiums earned	3,461,700	1,622,081	5,083,781	3,134,155	2,026,171	5,160,326
Other insurance related income (loss)	(198)	22,693	22,495	559	12,514	13,073
Net losses and loss expenses	(2,080,001)	(1,313,101)	(3,393,102)	(1,785,854)	(1,456,556)	(3,242,410)
Acquisition costs	(648,463)	(352,482)	(1,000,945)	(577,838)	(444,179)	(1,022,017)
Underwriting-related general and
administrative expenses(13)	(472,094)	(79,373)	(551,467)	(443,704)	(106,585)	(550,289)
Underwriting income (loss)(14)	$260,944	$(100,182)	160,762	$327,318	$31,365	358,683

Net investment income			611,742			418,829
Net investment gains (losses)			(74,630)			(456,789)
Corporate expenses(13)			(132,979)			(130,054)
Foreign exchange (losses) gains			(58,115)			157,945
Interest expense and financing costs			(68,421)			(63,146)
Reorganization expenses			(28,997)			(31,426)
Amortization of intangible assets			(10,917)			(10,917)
Income before income taxes and interest in income of equity method investments			398,445			243,125
Income tax expense			(26,316)			(22,037)
Interest in income of equity method investments			4,163			1,995
Net income			376,292			223,083
Preferred share dividends			30,250			30,250
Net income available to common shareholders			$346,042			$192,833

Net losses and loss expenses ratio	60.1%	81.0%	66.7%	57.0%	71.9%	62.8%
Acquisition cost ratio	18.7%	21.7%	19.7%	18.4%	21.9%	19.8%
General and administrative expense ratio	13.7%	4.9%	13.5%	14.2%	5.3%	13.2%
Combined ratio	92.5%	107.6%	99.9%	89.6%	99.1%	95.8%
13 Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $133 million and $130 million for the years ended December 31, 2023 and 2022, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
14 Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented in the table above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME, UNDERLYING OPERATING INCOME, AND OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE QUARTERS AND YEARS ENDED DECEMBER 31, 2023 AND 2022

	Quarters ended		Years ended
	2023	2022	2023	2022

	(in thousands, except per share amounts)

Net income (loss) available (attributable) to common shareholders	$(150,145)	$40,928	$346,042	$192,833
Net investment (gains) losses (15)	(23,041)	42,558	74,630	456,789
Foreign exchange losses (gains) (16)	69,871	78,989	58,115	(157,945)
Reorganization expenses (17)	—	9,485	28,997	31,426
Interest in (income) loss of equity method investments (18)	(1,328)	3,045	(4,163)	(1,995)
Income tax benefit	(2,348)	(8,397)	(17,488)	(23,177)
Operating income (loss) (19)	$(106,991)	$166,608	$486,133	$497,931
Net losses and loss expenses (20)	425,001	—	425,001	—
Associated income tax benefit (20)	(64,038)	—	(64,038)	—
Underlying operating income	$253,972	$166,608	$847,096	$497,931

Earnings (loss) per diluted common share	$(1.76)	$0.48	$4.02	$2.25
Net investment (gains) losses	(0.27)	0.50	0.87	5.33
Foreign exchange losses (gains)	0.82	0.92	0.68	(1.84)
Reorganization expenses	—	0.11	0.34	0.37
Interest in (income) loss of equity method investments	(0.02)	0.04	(0.05)	(0.02)
Income tax benefit	(0.02)	(0.10)	(0.21)	(0.28)
Operating income (loss) per diluted common share (19)	$(1.25)	$1.95	$5.65	$5.81
Net losses and loss expenses	4.93	—	4.94	—
Associated income tax benefit	(0.74)	—	(0.74)	—
Underlying operating income per diluted common share	$2.94	$1.95	$9.85	$5.81

Weighted average common shares outstanding	85,268	84,667	85,142	84,864
Weighted average diluted common shares outstanding (19)	85,268	85,655	86,012	85,669
Weighted average diluted common shares outstanding	86,270	85,655	86,012	85,669

Average common shareholders' equity	$4,598,202	$3,941,666	$4,401,553	$4,475,283
Annualized return on average common equity	(13.1%)	4.2%	7.9%	4.3%
Annualized operating return on average common equity (21)	(9.3%)	16.9%	11.0%	11.1%

15Tax expense (benefit) of $(1) million and $(2) million for the quarters ended December 31, 2023 and 2022, respectively, and $(10) million and $(36) million for the years ended December 31, 2023 and 2022, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.
16Tax expense (benefit) of $(1) million and $(5) million for the quarters ended December 31, 2023 and 2022, respectively, and $(3) million and $16 million for the years ended December 31, 2023 and 2022, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions.
17Tax expense (benefit) of $nil and $(1) million for the quarters ended December 31, 2023 and 2022, respectively, and $(5) million and $(4) million for the years ended December 31, 2023 and 2022, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
18Tax expense (benefit) of $nil for the quarters and years ended December 31, 2023 and 2022. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
19Due to the operating loss recognized for the quarter ended December 31, 2023, the share equivalents were anti-dilutive.
20Net adverse prior year reserve development of $425 million, pre-tax ($361 million, post-tax) for the quarter ended December 31, 2023.
21Annualized operating return on average common equity ("operating ROACE") is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to annualized ROACE, the most comparable GAAP financial measure is presented in the table above, and a discussion of the rationale for its presentation is provided later in this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this press release, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "intend" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.

Forward-looking statements contained in this press release may include, but are not limited to, information regarding our estimates for losses and loss expenses, measurements of potential losses in the fair market value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives including our exit from catastrophe and property reinsurance lines of business, our expectations regarding pricing and other market and economic conditions including the liquidity of financial markets, developments in the commercial real estate market, inflation, our growth prospects, and valuations of the potential impact of movements in interest rates, credit spreads, equity securities' prices, and foreign currency exchange rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties, and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

Insurance Risk
•the cyclical nature of the insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates;
•the occurrence and magnitude of natural and man-made disasters, including the potential increase of our exposure to natural catastrophe losses due to climate change and the potential for inherently unpredictable losses from man-made catastrophes, such as cyber-attacks;
•the effects of emerging claims, systemic risks, and coverage and regulatory issues, including increasing litigation and uncertainty related to coverage definitions, limits, terms and conditions;
•actual claims exceeding reserves for losses and loss expenses;
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•losses related to the Israel-Hamas conflict, the Russian invasion of Ukraine, terrorism and political unrest, or other unanticipated losses;
•the adverse impact of inflation;
•the failure of any of the loss limitation methods we employ;
•the failure of our cedants to adequately evaluate risks;

Strategic Risk
•underwriting and investment exposure in light of the recent disruption in the banking sector, which we expect to be within our risk appetite for an event of this nature;
•changes in the political environment of certain countries in which we operate or underwrite business, including the United Kingdom's withdrawal from the European Union;
•the loss of business provided to us by major brokers;
•a decline in our ratings with rating agencies;
•the loss of one or more of our key executives;
•increasing scrutiny and evolving expectations from investors, customers, regulators, policymakers and other stakeholders regarding environmental, social and governance matters;
•the adverse impact of contagious diseases (including COVID-19) on our business, results of operations, financial condition, and liquidity;

Credit and Market Risk
•the inability to purchase reinsurance or collect amounts due to us from reinsurance we have purchased;
•the failure of our policyholders or intermediaries to pay premiums;
•general economic, capital and credit market conditions, including banking and commercial real estate sector instability, financial market illiquidity and fluctuations in interest rates, credit spreads, equity securities' prices, and/or foreign currency exchange rates;
•breaches by third parties in our program business of their obligations to us;

Liquidity Risk
•the inability to access sufficient cash to meet our obligations when they are due;

Operational Risk
•changes in accounting policies or practices;
•the use of industry models and changes to these models;
•difficulties with technology and/or data security;
•the failure of the processes, people or systems that we rely on to maintain our operations and manage the operational risks inherent to our business, including those outsourced to third parties;
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Regulatory Risk
•changes in governmental regulations and potential government intervention in our industry;
•inadvertent failure to comply with certain laws and regulations relating to sanctions, foreign corrupt practices, data protection and privacy; and

Risks Related to Taxation
•changes in tax laws.

Readers should carefully consider the risks noted above together with other factors including but not limited to those described under Item 1A, 'Risk Factors' in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Rationale for the Use of Non-GAAP Financial Measures

We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), current accident year combined ratio, operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), underlying operating income (loss) (in total and on a per share basis), amounts presented on a constant currency basis and pre-tax total return on cash and investments excluding foreign exchange movements which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities, and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses), and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to our underwriting performance. Therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt and Federal Home Loan Bank advances. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Reorganization expenses in 2023 include impairments of computer software assets and severance costs mainly attributable to our "How We Work" program which is focused on simplifying our operating structure. Reorganization expenses in 2022 included severance costs and impairments of computer software assets mainly attributable to our exit from catastrophe and property reinsurance lines of business which was part of an overall approach to reduce our exposure to volatile catastrophe risk. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Amortization of intangible assets arose from business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to net income (loss), the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Current accident year combined ratio
Current accident year combined ratio represents underwriting results exclusive of net favorable (adverse) prior year reserve development. We believe that the presentation of current accident year combined ratio provides investors with an enhanced understanding of our results of operations by highlighting the profitability of our underwriting activities excluding the impact of volatile prior year reserve development. A reconciliation to the most comparable GAAP financial measure, combined ratio is provided in the 'Fourth Quarter Consolidated Underwriting Highlights' and 'Full Year Consolidated Underwriting Highlights' sections of this press release.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses and interest in income (loss) of equity method investments.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities, and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses), and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

of operations in isolation are not a meaningful contributor to the performance of our business. Therefore, foreign exchange losses (gains) are excluded from operating income (loss).

Reorganization expenses in 2023 include impairments of computer software assets and severance costs mainly attributable to our "How We Work" program which is focused on simplifying our operating structure. Reorganization expenses in 2022 included severance costs and impairments of computer software assets mainly attributable to our exit from catastrophe and property reinsurance lines of business which was part of an overall approach to reduce our exposure to volatile catastrophe risk. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, this income (loss) is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses and interest in income (loss) of equity method investments to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Underlying Operating Income (Loss)
Underlying operating income (loss) represents underwriting results exclusive of net adverse prior year reserve development of $425 million, pre-tax and $361 million, post-tax for the fourth quarter of 2023. We believe that the presentation of underlying operating income (loss) provides investors with an enhanced understanding of our results of operations by highlighting the profitability of our underwriting activities excluding the impact of the fourth quarter net adverse prior year reserve development. The reconciliation of underlying operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

We also present underlying operating income (loss) per diluted common share which is derived from the underlying operating income (loss) measure and is reconciled to the most comparable GAAP financial measure, earnings (loss) per diluted common share in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

Constant Currency Basis
We present gross premiums written and net premiums written on a constant currency basis in this press release. The amounts presented on a constant currency basis are calculated by applying the average foreign exchange rate from the current year to the prior year amounts. We believe this presentation enables investors and other users of our financial information to analyze growth in gross premiums written and net premiums written on a constant basis. The reconciliation to gross premiums written and net premiums written on a GAAP basis is presented in the 'Insurance Segment' and 'Reinsurance Segment' sections of this press release.

Pre-Tax Total Return on Cash and Investments excluding Foreign Exchange Movements
Pre-tax total return on cash and investments excluding foreign exchange movements measures net investment income (loss), net investments gains (losses), interest in income (loss) of equity method investments, and change in unrealized gains (losses) generated by average cash and investment balances. We believe this presentation enables investors and other users of our financial information to analyze the performance of our investment portfolio. The reconciliation of pre-tax total return on cash and investments excluding foreign exchange movements to pre-tax total return on cash and investments, the most comparable GAAP financial measure, is presented in the 'Investments' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com